Exhibit 99.1

SES

Letter to Our Shareholders

Q4 2022 Earnings

SES

Dear Shareholders,

As a leader in Li-Metal batteries, SES AI Corporation (SES) continues to evolve and innovate, despite all the challenges that come with new battery development, we have made some exciting progress that we would like to share with you.

2022 was a difficult but productive year. We built three A-sample lines: one in Shanghai, China and two in Chungcheongbuk-do, South Korea, including one for each of our three OEM JDA partners GM, Hyundai and Honda. The necessary level of dedicated engineering, quality and production output required us to have dedicated lines for each OEM. Importantly, we achieved ready-to-use status for our A-sample lines under budget and ahead of time. This experience strongly supports our strategy of building Li-Metal cells using Li-ion manufacturing processes and building A/B-samples in Asia so we can come back to the United States for C-samples and commercial production in the most efficient way possible.

SES was the first battery company in the world to introduce 100Ah Li-Metal cells, the first to enter an automotive A-sample JDA with a major OEM, and the first to encounter all the start-up issues that come with producing 100Ah Li-Metal cells at pilot scale. As we detailed last quarter, we encountered countless issues ranging from:

●	ultra-thin lithium anode wrinkling and tearing during large format rolling and lamination
●	novel electrolyte solvent scale up
●	electrode stacking misalignment and overhang
●	powder formation during electrode punching
●	formation pressure and voltage stability
●	finding efficient ways to do image scanning on large format cells
●	developing proper ways to store, handle, test and recycle Li-Metal cells

One really important thing we have learned over the past decade of development is that, when our team can identify a specific issue, we are often not far from solving the problem. Over the past year, we have leveraged the deep Li-ion stacked pouch cell engineering, manufacturing and quality experience of our own team and our OEM partners and made a lot of progress. Identifying and solving these issues has provided great know-how and knowledge for our human engineers and scientists and Avatar, our advanced AI-powered safety software and battery management system, which monitors the state-of-health of the battery cells. By the end of 2022, Avatar could predict 100Ah cell safety and life with more than 60% accuracy compared to 0% in the beginning of 2022. In comparison, Avatar could predict 4Ah cell safety and life with 99% accuracy after 3 years of data training.

Our three A-sample lines provided a platform for us to work closely with each of our OEM partners and get hands-on live feedback. Our partners were stationed in our facilities for months at a time and we attracted top engineering

Letter to Our Shareholders | March 14, 2023

talent and worked with top vendors from around the world. It was accelerated learning for us in manufacturing and quality control, and we plan to continue to work with our OEM partners to eventually build facilities for C-sample batteries.

During the year, we also made significant investments in Chungcheongbuk-do South Korea to achieve full operations by the fourth quarter. Our investments followed LG Energy Solution investment in the same province, making Chungcheongbuk-do the province with the highest battery production capacity in South Korea. During the fourth quarter of last year, I met with the President of South Korea -- Suk-Yeol Yoon -- to thank him for supporting the industry and helping to build a robust supply chain around the world. I am extremely honored that we were recently awarded cash grants from the South Korean Central Government – represented by the Ministry of Trade, Industry and Energy – Chungcheongbuk-do Province and Chung-Ju City which will help us expand our capabilities in South Korea.

The thing I am most proud of over the past year is how the entire SES team has worked as one. Our Boston team is developing new electrolytes and anode materials, our Chungcheongbuk-do team focuses on assembly equipment and cathode processes, and our Shanghai team focuses on electrolytes, anode manufacturing processes and cell assembly processes. All of these contributions from our global team are being integrated into a system for our 100Ah Li-Metal cells.

SES scientists committed to new material development

We recently summarized our latest large cell test data and published the results on our website. We believe this is the most complete data report on large format Li-Metal cells and we will continue to publish similar data reports to keep the industry updated. We believe in transparency and are confident that a year from now when we publish additional reports on our large cells, the data will be even stronger as we continue to improve everything from materials to engineering to manufacturing quality.

Letter to Our Shareholders | March 14, 2023

Inhouse cathode coating capability

As the pioneer in Li-Metal, we are also writing new protocols for the proper way to store, handle and test Li-Metal cells and interpret data. We are sharing this information with the battery community to help set new industry standards. To that end, we participated in the recent workshop on Li-Metal batteries in San Diego, it was great to see so much excitement from academia, industry, national labs and government agencies for the future of Li-Metal batteries.

We expect 2023 to be an exciting year for SES. As we are upgrading our manufacturing lines, here are a few things we are working on internally and with our OEM partners.

●	We are adding CT and X-ray imaging tools custom-built for our large 100Ah cells
●	We are adding new powder removal tools to remove all metal powders rising from the electrode punching process
●	We are developing entirely new anode processes from ingot to thick foils to thin foils and to the final anode to better control quality and performance
●	We are coating cathodes inhouse to better control quality and experiment with new formulations
●	We are scaling up novel solvent and salt production lines to better control quality and speed up the feedback cycle from designing new solvent molecules to getting data and making conclusions

Perhaps the most important thing for 2023 is that we are preparing for B-samples. This year we plan to take our collective knowledge and experiences from our A-sample lines and we will design and build new B-sample lines. Our A-sample lines are semiautomated with capacity of about 0.2cpm (cells per minute) or 5 minutes per cell. B-sample lines will be fully automated with about 5cpm or 5 cells per minute. We believe that having the ability to produce more cells and generating more meaningful data on a far greater universe of experiments will further accelerate our human and machine learning which will also allow Avatar’s prediction accuracy for cell life and safety to increase quickly. Importantly, these new lines are expected to also go a long way to proving the manufacturing feasibility and scalability of our practical approach to making Li-Metal cells.

Letter to Our Shareholders | March 14, 2023

As part of our preparation for B-samples, we plan to double our material R&D team, double our cell engineering team, double our manufacturing team, and nearly triple our quality team. This increase in our headcount is a natural evolution of our growth as a company and is reflected in our financial guidance for 2023. We are also finalizing plans to hire a new Chief Manufacturing Officer with experience in running cell engineering, manufacturing and quality management and working with global OEMs to commercialize new battery technology. Compared to the major Li-ion producers like CATL and LG Energy Solution that have more than 3,000 quality checkpoints, we currently have about 200 quality checkpoints.

Once we enter B-sample agreements with our OEM partners, we will be held to the same standards that the OEMs currently use for commercial Li-ion producers. With the dedication of our global team, the accelerated learning of Avatar, and the support of our OEM partners and vendors, we are confident in our ability to face the new challenges and overcome them as we continue to enter uncharted territory.

SES is profoundly American with its roots in a basement lab of MIT back in 2012. At the same time, SES is also profoundly global with its talent and partners from around the world. As we prepare for B-samples and commercial production beyond that, we are preparing to expand back home in the United States. This includes preparing for production capability for Li-Metal cells, novel lithium salts and electrolytes, and lithium-metal anodes. SES plans to leverage the experiences from global Li-ion players, new material innovations, new machine learning tools for safety and life prediction and quality management, and the abundant natural resources in North America.

In 2021, we were the world’s first to enter automotive A-samples for Li-Metal. In 2022, we laid the groundwork for transitioning to B-samples. In 2023, we expect to transition to B-samples, and lay the groundwork for C-samples, commercial production beyond that, and building a robust next generation EV battery supply chain here in North America.

4Q22 Financial Highlights and Outlook

For the fourth quarter, we reported operating expenses of $20.7 million, reflecting research and development expenses of $8.3 million and general and administrative expenses of $12.4 million. We recognized a non-cash gain of $9.0 million associated with the change in fair value of our sponsor earn-out liability. On a fully-diluted basis, net loss attributable to common stockholders was a loss of $0.03 per share.

For full year 2022, cash used in operations was $46.5 million and was less than our previously provided guidance of $55 million to $60 million. Capital expenditures for the full year of $14.7 million were below prior guidance of $20 - $25 million. Despite the lower level of spending, we were moving forward with our OEM partners and are on track to transition to B-samples in 2023.

Letter to Our Shareholders | March 14, 2023

Our balance sheet remains very strong. Our available liquidity, defined as cash and cash equivalents and short-term investments in marketable securities, was $390 million as of December 31, 2022, which we continue to believe is sufficient funding to get to commercialization.

For 2023 we expect total cash usage from operations to be in the range of $80 - $100 million and capital expenditures in the range of $50 – $70 million.  We expect total cash usage for the year to be in the range of $130 - $170 million. This higher level of spending is necessary to support our growth as we expect to transition from A-samples to B-samples in 2023. Significant areas of spending in 2023 include the following:

●	Headcount – We expect to double the size of our teams in material development, cell development, and system development, and triple the size of our quality team in order to continue improving our battery performance, establish a robust cell engineering, design, and manufacturing platform, and significantly improve our safety prediction algorithm
●	Lab Expansion – We plan to expand our Boston, MA lab space to further strengthen our fundamental electrolyte and anode material development capability
●	Equipment and Manufacturing Facilities -- We intend to work with our OEM partners to build highly automated production lines and highly efficient manufacturing facilities to support B-sample development. We also plan to work closely with our OEM partners on quality and yield improvement initiatives and will upgrade our existing manufacturing lines by adding new tools
●	Materials – We expect to continue to invest in this area as we anticipate manufacturing at higher volumes to meet our OEM partners’ needs as well as our own development needs

Qichao Hu	Jing Nealis
Founder, CEO and Chairman	Chief Financial Officer

Letter to Our Shareholders | March 14, 2023

Forward-Looking Statements

This letter contains statements that SES believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of SES. Although SES believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of SES’s assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the following risks: risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; the ability of SES to integrate its products into electric vehicles (“EVs”); the risk that delays in the pre-manufacturing development of SES’s battery cells could adversely affect SES’s business and prospects; potential supply chain difficulties; the ability of SES to engage target original equipment manufacturers (“OEMs”) customers successfully and integrate SES’s products into EVs manufactured by OEM customers; the ability to obtain raw materials, components or equipment through new or existing supply relationships; risks resulting from SES’s joint development agreements and other strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; the uncertainty in global economic conditions and risks relating to health epidemics, including the COVID-19 pandemic and any operational interruptions; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES has identified a material weakness in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to develop or maintain an effective system of internal controls; the volatility of SES’s common stock and value of SES’s public warrants; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2022 and other documents filed from time to time with the SEC. There may be additional risks that SES presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SES’s assessments as of any date subsequent to the date of this letter.

Letter to Our Shareholders | March 14, 2023

SES AI Corporation

Consolidated Balance Sheet(1)

(Unaudited)

	As of December 31,
(in thousands, except share and per share amounts)	2022	2021
Assets
Current Assets
Cash and cash equivalents	$106,623	$160,497
Short-term investments	283,460	—
Receivable from related party	2,383	7,910
Inventories	383	—
Prepaid expenses and other current assets	3,792	1,563
Total current assets	396,641	169,970
Property and equipment, net	27,756	12,494
Intangible assets, net	1,473	1,626
Right-of-use assets, net	11,363	—
Other assets	5,090	9,263
Total assets	$442,323	$193,353
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current Liabilities
Accounts payable	$6,187	$4,712
Operating lease liabilities, current	1,899	—
Accrued expenses and other current liabilities	12,542	6,273
Total current liabilities	20,628	10,985
Sponsor Earn-Out liability	10,961	—
Operating lease liabilities, non-current	10,165	—
Unearned government grant	6,657	—
Other liabilities	1,764	749
Total liabilities	50,175	11,734
Commitments and contingencies (Note 14)
Redeemable convertible preferred stock, $0.000001 par value; none authorized, issued and outstanding as of December 31, 2022; 213,960,286 shares authorized, issued and outstanding as of December 31, 2021 (aggregate liquidation preference of $271,148 as of December 31, 2021)	—	269,941
Stockholders’ Equity
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, none issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Common stock: Class A shares, $0.0001 par value; 2,100,000,000 shares authorized; 305,833,589 and 22,261,480 shares issued and outstanding as of December 31, 2022 and 2021, respectively; Class B shares, $0.0001 par value; 200,000,000 shares authorized; 43,881,251 and 39,881,455 shares issued and outstanding as of December 31, 2022 and 2021, respectively	35	6
Additional paid-in capital	538,041	5,598
Accumulated deficit	(144,677)	(94,293)
Accumulated other comprehensive (loss) income	(1,251)	367
Total stockholders' equity	392,148	(88,322)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$442,323	$193,353

SES AI Corporation

Consolidated Statements of Operations and Comprehensive Loss(1)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Operating expenses:
Research and development	$8,287	$5,182	$27,967	$15,514
General and administrative	12,456	4,983	51,606	16,492
Total operating expenses	20,743	10,165	79,573	32,006
Loss from operations	(20,743)	(10,165)	(79,573)	(32,006)
Other income (expense):
Gain on change of fair value of Sponsor Earn-Out liability, net	9,032	—	25,432	—
Interest income, net	3,736	85	6,196	248
Other expense, net	(882)	(1,006)	(1,793)	(312)
Gain on forgiveness of PPP note	—	840	—	840
Total other income, net	11,886	(81)	29,835	776
Loss before income taxes	(8,857)	(10,246)	(49,738)	(31,230)
Provision for income taxes	(336)	(3)	(646)	(25)
Net loss	(9,193)	(10,249)	(50,384)	(31,255)
Other comprehensive (loss) income:
Foreign currency translation adjustment	1,089	186	(1,373)	234
Unrealized loss on short-term investments	(245)	—	(245)	—
Total comprehensive loss	(8,349)	(10,063)	(52,002)	(31,021)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.03)	$(0.17)	$(0.17)	$(0.51)

Weighted-average shares outstanding:
Basic and diluted	311,737,683	61,954,044	288,304,750	61,089,065

SES AI Corporation

Consolidated Statements of Cash Flows(1)

(Unaudited)

	Years Ended December 31,
(in thousands)	2022	2021
Cash Flows From Operating Activities
Net loss	$(50,384)	$(31,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on change of fair value of Sponsor Earn-Out liability	(25,432)	—
Stock-based compensation	22,775	4,571
Depreciation and amortization	2,596	1,662
Accretion income from available-for-sale marketable securities	(2,350)	—
Other	490	95
Gain on forgiveness of PPP note	—	(840)
Changes in operating assets and liabilities:	—	—
Receivable from related party	5,525	(7,910)
Inventories	(383)	—
Prepaid expenses and other assets	(3,470)	(1,666)
Accounts payable	(3,975)	1,287
Accrued expenses and other liabilities	8,108	4,065
Net cash used in operating activities	(46,500)	(29,991)
Cash Flows From Investing Activities
Purchases of property and equipment	(14,654)	(8,951)
Purchase of short-term investments	(411,355)	(150,810)
Proceeds from the maturities of short-term investments	130,000	163,101
Purchases of intangible assets	—	(26)
Net cash (used in) provide by investing activities	(296,009)	3,314
Cash Flows From Financing Activities
Proceeds from Business Combination and PIPE Financing, net of issuance costs	282,940	—
Proceeds from government grant	6,657	—
Proceeds from stock option exercises	330	197
Payment of deferred offering costs	—	(3,334)
Proceeds from PPP note	—	—
Proceeds from issuance of Series D and D plus redeemable convertible preferred stock, net of issuance costs	—	187,897
Net cash provided by financing activities	289,927	184,760
Effect of exchange rates on cash	(526)	233
Net (decrease) increase in cash, cash equivalents and restricted cash	(53,108)	158,316
Cash, cash equivalents and restricted cash at beginning of period	161,044	2,728
Cash, cash equivalents and restricted cash at end of period	$107,936	$161,044

(1) The business combination between SES AI Corporation’s (“SES”) predecessor, SES Holdings Pte. Ltd. (“Old SES”), and Ivanhoe Capital Acquisition Corp. (“Ivanhoe”), which closed on February 3, 2022 (the “Closing”), is accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Ivanhoe has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of SES represent a continuation of the financial statements of Old SES with the business combination being treated as the equivalent of Old SES issuing shares for the net assets of Ivanhoe, accompanied by a recapitalization. The net assets of Ivanhoe are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Closing are those of Old SES. As a result, the unaudited condensed consolidated financial statements reflect (i) the historical operating results of Old SES prior to the Closing; (ii) the combined results of SES and Old SES following the Closing; (iii) the assets and liabilities of Old SES at their historical cost; and (iv) share and per share amounts prior to the Closing have been retroactively converted using the exchange ratio for the business combination. See our Form 10-K for the year ended December 31, 2022 for additional information.